As filed with the Securities and Exchange Commission on October 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST BUSEY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	37-1078406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 W. University Avenue

Champaign, Illinois 61820

(217) 365-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Van A. Dukeman

President and Chief Executive Officer

First Busey Corporation

100 W. University Avenue

Champaign, Illinois 61820

(217) 365-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Fleetwood

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering price per	aggregate	registration fee
securities to be registered	registered(1)	unit (2)	offering price(2)	(2)(3)
Common Stock, $0.001 par value per share(4)			$	$
Preferred Stock, $0.001 par value per share(4)
Debt Securities(5)
Warrants(6)
Subscription Rights(7)
Units
Depositary Shares(8)
Total:			$250,000,000.00	$0.00

(1)   There are being registered an indeterminate number of securities as shall have an aggregate offering price not to exceed $250,000,000.00. This registration statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(2)   Calculated in accordance with Rule 457(o). The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $250,000,000.00, and the amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended.

(3)   All of the $250,000,000.00 of securities registered pursuant to this registration statement (collectively, the “Unsold Securities”) consist of unsold securities previously registered by the registrant on its Registration Statement on Form S-3 filed on September 30, 2011 and declared effective on October 19, 2011 (File No. 333-177104) (the “Prior Registration Statement”). As of the date hereof, all of the Unsold Securities remain unsold. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $29,025.00 in respect of such Unsold Securities. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $250,000,000.00 of Unsold Securities being included in this registration in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the “Amount of registration fee” above reflects no fee being due, as no new securities are being registered on this registration statement.

(4)   Shares of preferred stock or common stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(5)   The debt securities being registered hereunder may consist of one or more series of senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.

(6)   Warrants exercisable for common stock, preferred stock, depositary shares or debt securities.

(7)   Rights evidencing the right to purchase common stock, preferred stock, depositary shares or debt securities.

(8)   The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

*     *     *

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement containing this prospectus filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 17, 2014

PROSPECTUS

$250,000,000.00

FIRST BUSEY CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

Depositary Shares

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus.  The aggregate initial offering price of the securities that we offer will not exceed $250,000,000.00.  This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.  The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.  This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.  Before investing, you should carefully read this prospectus and any related prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “BUSE.”  Our principal executive offices are located at 100 W. University Avenue, Champaign, Illinois 61820, and our telephone number is (217) 365-4500.

Investing in our securities involves risks.  You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is        , 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process on Form S-3.  Under the shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $250,000,000.00.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus.  You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find Additional Information.”

This prospectus provides you with a general description of the securities we may offer.  Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering.  The prospectus supplements may also add, update or change information contained in this prospectus.  If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus.  You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, the terms “First Busey,” “Company,” “we,” “us” and “our” refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise.  References in this prospectus to “Busey Bank” and “Bank” mean Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois.  Busey Bank is our wholly-owned banking subsidiary.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein.  Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

FIRST BUSEY CORPORATION

We are a $3.5 billion financial holding company headquartered in Champaign, Illinois.  We conduct a broad range of financial services through our banking and non-banking subsidiaries.  Our wholly-owned bank subsidiary is Busey Bank, which has locations in Illinois, Florida and Indiana. We conduct the business of banking and related services through Busey Bank, asset management, brokerage and fiduciary services through Busey Wealth Management, Inc. and Trevett Capital Partners and retail payment processing through FirsTech, Inc.  As of

June 30, 2014, we had total assets of $3.5 billion, total deposits of $2.9 billion and total stockholders’ equity of $426.8 million.

Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $3.5 billion as of June 30, 2014.  Busey Bank has 36 locations, including 28 in central and east-central Illinois, seven in southwest Florida and one in Indianapolis, Indiana.

Busey Bank offers a full range of diversified financial products and services for consumers and businesses, including innovative online and mobile banking capabilities to conveniently serve our customers’ needs.  Services include commercial, agricultural and real estate loans, and retail banking services, including home equity lines of credit, residential real estate and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, IRA, Keogh and other fiduciary services through our branch, ATM and technology-based networks.  Busey Bank’s principal sources of income are interest and fees on loans and investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses.  Busey Bank’s primary markets are downstate Illinois, southwest Florida, and central Indiana.

Trevett Capital Partners, operating as a division of Busey Bank, is a private wealth management boutique created to serve clientele in southwest Florida through a highly tenured team of sophisticated wealth management professionals.  Trevett Capital Partners builds upon our established presence in Florida and the broad capabilities of our existing wealth management operation to provide concierge service and tailored solutions for the accumulation and preservation of capital and generational legacies.

Busey Wealth Management, which is headquartered in Champaign, Illinois, provides asset management, investment and fiduciary services to individuals, businesses and foundations through its subsidiary, Busey Trust Company.  As of June 30, 2014, Busey Trust Company had $5.1 billion in assets under care. For individuals, Busey Trust Company provides investment management, trust and estate advisory services and financial planning.  For businesses, it provides investment management, business succession planning and employee retirement plan services.  For foundations, Busey Trust Company provides investment management, investment strategy consulting and fiduciary services.  Brokerage-related services are offered by Busey Investment Services, a division of Busey Trust Company, through a third-party arrangement with Raymond James Financial Services.

FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers the following pay processing solutions: walk-in payment processing for payments delivered by customers to retail pay agents; online bill payment solutions for payments made by customers on a billing company’s website; customer service payments for payments accepted over the telephone; direct debit services; electronic concentration of payments delivered by the Automated Clearing House network; money management software and credit card networks; and lockbox remittance processing of payments delivered by mail. FirsTech had approximately 3,000 agent locations in 36 states as of June 30, 2014.

Our principal executive offices are located at 100 W. University Ave., Champaign, Illinois 61820, and our telephone number is (217) 365-4500.

We maintain an Internet website at www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus.  See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions.  The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.  Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.

We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table reflects our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2013, as well as for the six months ended June 30, 2014.  On March 6, 2009, we issued shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series T, which we refer to as our Series T Preferred Stock.  On August 25, 2011 we issued shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series C, which we refer to as our Series C Preferred Stock, and redeemed all of the outstanding shares of our Series T Preferred Stock.  As a result, preferred stock dividends in 2009 and 2010 consisted solely of the amounts due on our Series T Preferred Stock, preferred stock dividends in 2011 consisted of the amounts due on our Series T Preferred Stock and Series C Preferred Stock, and preferred stock dividends in 2012 through June 30, 2014 consisted solely of the amounts due on our Series C Preferred Stock.

	For the six months ended June 30,	For the years ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings (losses) to fixed charges:
Excluding interest on deposits	37.51	28.96	15.45	12.91	6.17	—	(1)
Including interest on deposits	8.25	5.96	3.22	3.00	1.84	—	(2)

Ratio of earnings (losses) to fixed charges and preferred stock dividends:
Excluding interest on deposits	24.21	8.59	5.95	5.34	3.40	—	(3)
Including interest on deposits	7.44	4.20	2.59	2.42	1.62	—	(4)

(1)         The earnings coverage ratio, excluding interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges.  The coverage deficiency for the period was $388.8 million.

(2)         The earnings coverage ratio, including interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges.  The coverage deficiency for the period was $328.7 million.

(3)         The earnings coverage ratio, including preferred stock dividends and excluding interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges.  The coverage deficiency for the period was $388.8 million.

(4)         The earnings coverage ratio, including preferred stock dividends and including interest on deposits, for the year ended December 31, 2009, was inadequate to cover the fixed charges.  The coverage deficiency for the period was $328.7 million.

For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends:

•                  earnings represent income from continuing operations before income taxes, plus fixed charges;

•                  fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the portion of net rental expense deemed to be equivalent to interest on long-term debt; and

•                  fixed charges, including interest on deposits, include all interest expense and the portion of net rental expense deemed to be equivalent to interest on long-term debt.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.  As of June 30, 2014, we had 88,287,132 shares of common stock issued and 86,831,027 shares outstanding.  Additionally, as of the date of this prospectus, 72,664 shares of preferred stock have been designated as our Series C Preferred Stock, all of which are issued and outstanding.  No shares of our Series T Preferred Stock were issued and outstanding as of the date of this prospectus.

The following description of the material terms of our capital stock is only a summary.  This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and amended and restated by-laws, each of which is incorporated herein by reference, as well as the Nevada General Corporation Law, and any other documents referenced in the summary and from which the summary is derived.

Common Stock

General.  Under our amended and restated articles of incorporation, as amended, we have the authority to issue 200,000,000 shares of our common stock, par value $0.001 per share, of which 88,287,132 shares were issued and 86,831,027 shares were outstanding as of June 30, 2014.  As of June 30, 2014, there were 1,846,197 shares of our common stock underlying options and restricted stock units that have been issued pursuant to our equity incentive plans.  Additionally, we have reserved an additional 3,909,824 shares of our common stock for future issuance under our equity incentive and employee stock purchase plans.  Additionally, we have reserved 573,833 shares of our common stock underlying the warrants that were originally issued to the U.S. Department of the Treasury, which we refer to as the U.S. Treasury, in connection with our participation in the Capital Purchase Program, and which were subsequently sold by the U.S. Treasury in a private transaction on November 23, 2011.  Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “BUSE.”

Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock.  Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.

Voting Rights.  Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.  There is no cumulative voting in the election of directors.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding, including the holders of shares of our Series C Preferred Stock.

Dividends Payable on Shares of Common Stock.  In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine.  The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies.  As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the dividend.  As a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends.  The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred securities) in light of our earnings, capital adequacy and financial condition.  As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.  The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations.  Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

Most of our revenues available for the payment of dividends derive from amounts paid to us by the Bank.  There are various statutory limitations that limit the ability of the Bank to pay dividends to us.  Busey Bank is a state-charted bank and is subject to the laws and regulations of the Illinois Department of Financial and Professional Regulation and to the regulations of the Federal Deposit Insurance Corporation.  If a bank’s primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice.  Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends.  In particular, the federal banking agencies have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice.

Under the Illinois Banking Act, Busey Bank generally may not pay dividends in excess of its net profits.  Further, the payment of dividends by any financial institution is also affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized.  Even notwithstanding the availability of funds for dividends, the FDIC may prohibit the payment of any dividends by an insured bank, such as the Bank, if the FDIC determines such payment would constitute an unsafe or unsound practice.

As of June 30, 2014, Busey Bank was in a retained deficit position and no amount was available to be paid as dividends by the Bank. Until such time as retained earnings have been restored, Busey Bank will not be permitted to pay dividends, and we will need to request permission from Busey Bank’s primary regulatory to distribute any capital out of Busey Bank. On January 23, 2013, with the approval of its primary regulator, Busey Bank transferred $50.0 million to the Company representing a return of capital and associated surplus as a result of an amendment to Busey Bank’s charter.  Further, during the third quarter of 2014, Busey Bank’s primary regulator approved an additional transfer of $60.0 million to the Company representing a return of  capital and associated surplus as a result of an amendment to Busey Bank’s charter, which is expected to be effected in the fourth quarter of 2014.

Furthermore, as of June 30, 2014, we had outstanding $55.0 million of junior subordinated debentures issued to unconsolidated statutory trusts in connection with the issuance by the trusts of preferred securities.  The terms of the junior subordinated debentures and the related trust preferred securities provide that we may defer interest on such instruments for up to 20 consecutive quarters.  As of June 30, 2014, we were current on the interest payable pursuant to the junior subordinated debentures and the related trust preferred securities.  However, if we elect in the future to defer interest on such instruments, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on the junior subordinated debentures and the related trust preferred securities.

In addition, the dividend rights of holders of our common stock are qualified and subject to the dividend rights of holders of our Series C Preferred Stock described below under the caption “Preferred Stock —Series C Preferred Stock —Priority of Dividends and Payments Upon Liquidation.”

Anti-Takeover Provisions

General.  Our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders.  These provisions are summarized in the following paragraphs.

Authorized Shares of Capital Stock.  Authorized but unissued shares of our common stock and preferred stock under our amended and restated articles of incorporation, as amended, could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market LLC) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely.  The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements.  Under our amended and restated by-laws, a special meeting of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or our President only after receiving the written request to hold a meeting from: (i) a majority of our board of directors; or (ii) stockholders owning at least 50% of the entire capital stock issued and outstanding and entitled to vote.  Additionally, our amended and restated by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements.  These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

State Anti-Takeover Laws.  Although under our amended and restated articles of incorporation, as amended, we have opted not to be governed by Nevada’s anti-takeover law known as the “Combination with Interested Stockholders Statute,” we may become subject to this provision in the future.  In addition, the Nevada General Corporation Law contains a “Control Share Acquisition Statute,” which does not currently apply to us.

The Combination with Interested Stockholders Statute prevents “interested stockholders” and an applicable Nevada corporation from entering into a “combination” unless certain conditions are met.  A combination means, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation; (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or (c) representing more than 10% of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate of a corporation who at any time within two years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation.  A corporation may not engage in a “combination” within two years after the interested stockholder acquired its shares unless the combination or the purchase of shares made by the interested stockholder is approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation representing at least 60% of the outstanding voting power held by disinterested stockholders.  If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated: (x) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (y) if the combination is approved at an annual or special meeting of the stockholders of the corporation by a majority of the voting power held by disinterested stockholders; or (z) if the consideration to be paid by the interested stockholder for disinterested shares of common or preferred stock, as applicable, is at least equal to the highest of: (i) the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; (ii) the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or (iii) the amount specified in the corporation’s articles of incorporation, including in any certificate of designation for the class or series of shares are entitled upon the consummation of a transaction of a type encompassing the combination.

The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders.  The Control Share Acquisition Statute specifies three thresholds: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; and (c) a majority or more, of the voting power of the corporation in the election of directors.  Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become “Control Shares” and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right.  The Control Shares Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares.  The board of directors is to notify the stockholders after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters’ rights.  The Control Share Acquisition Statute currently does not apply to us because we do not have 100 or more stockholders of record who are residents of the State of Nevada.

Preferred Stock

General.  We may issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, from time to time in one or more series.  Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

•                  the maximum number of shares in the series and the designation of the series;

•                  the terms on which dividends, if any, will be paid;

•                  the terms on which the shares of the series may be redeemed, if at all;

•                  the liquidation preference, if any;

•                  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•                  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

•                  the voting rights, if any, of the shares of the series; and

•                  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete.  You should refer to the applicable certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series.  A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

Series C Preferred Stock.  On August 25, 2011, pursuant to the Small Business Lending Fund, which we refer to as the SBLF, we issued to the U.S. Treasury 72,664 shares of Series C Preferred Stock having a liquidation amount per share equal to $1,000 for a total price of $72,664,000.  The Series C Preferred Stock has preferential dividend and liquidation rights over our common stock.  The Series C Preferred Stock pays non-cumulative dividends at a rate set forth below.  The Series C Preferred Stock is non-voting, except in limited circumstances.  In addition, so long as any shares of our Series C Preferred Stock are outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series C Preferred Stock.  The terms of the Series C Preferred Stock provide that we may not redeem the Series C Preferred Stock without regulatory approval.  The U.S. Treasury has indicated that we are permitted to redeem the shares of Series C Preferred Stock at any time, without penalty or the need to raise additional capital, subject to the U.S. Treasury’s consultation with the Federal Reserve.

Dividends Payable on Shares of Series C Preferred Stock.  Holders of shares of Series C Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, non-cumulative cash dividends at a rate calculated as a percentage of the aggregate liquidation amount of the outstanding Series C Preferred Stock and is based on changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined below) by the Company’s wholly-owned subsidiary, Busey Bank.  Based upon the increase in the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period, which was from the date of issuance through September 30, 2011, was set at 5%.  For the 2nd through 10th calendar quarters, which ended December 31, 2013, the annual dividend rate also remained at 5%.  For the 11th calendar quarter through 4.5 years after issuance, the dividend rate will be fixed at 1% based upon the increase in QSBL as compared to the baseline.  After 4.5 years from issuance, the dividend rate will increase to 9%.

Dividends are payable quarterly in arrears on January 1, April 1, July 1 and October 1, each a dividend payment date, starting with October 1, 2011.  If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date.  The amount of dividends payable on Series C Preferred Stock on any date prior to the end of a dividend period, and for the initial dividend period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.  Dividends payable with respect to the Series C Preferred Stock are payable to holders of record of shares of Series C Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series C Preferred Stock, we must provide written notice to the holders of shares of the Series C Preferred Stock within 5 calendar days stating our rationale for not declaring dividends.

“Qualified Small Business Lending,” or “QSBL,” is defined as the sum of all lending by the Bank of the following types:

(i)                   commercial and industrial loans;

(ii)                owner-occupied, nonfarm, nonresidential real estate loans;

(iii)             loans to finance agricultural production and other loans to farmers; and

(iv)            loans secured by farmland.

SBLF-qualified loans in any one or more of the four general categories identified above are further conditioned by the requirement that, among other things, they may not be greater than $10 million in original principal commitment and must only be made to businesses that have no more than $50 million in annual revenues. The business’s annual revenues are calculated at the end of the most recent fiscal year end that is immediately prior to the small business loan origination date.

To calculate the maximum $10 million amount of lending, the Bank will be required to aggregate loan commitments made to the same borrower or its affiliates and must treat these separate commitments as a single loan. The aggregated loans must not exceed the $10 million maximum to be treated as QSBL. In addition, when calculating the maximum loan amount, the Bank may exclude the portion guaranteed by the United States from the loan amounts. If a third party has assumed an economic interest in any part of a loan, that portion is also excluded.

Priority of Dividends and Payments Upon Liquidation.  With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C Preferred Stock will rank:

•                  senior to our common stock and all other equity securities designated as ranking junior to the Series C Preferred Stock; and

•                  at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

The terms of the Series C Preferred Stock impose limits on the Company’s ability to pay dividends on and repurchase shares of its common stock and other securities.  In general, the Company may declare and pay dividends on its common stock or any other stock junior to the Series C Preferred Stock, or repurchase shares of any such stock, only if after payment of such dividends or repurchase of such shares the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital (as defined and set forth in the certificate of designation), excluding any subsequent net charge-offs and any redemption of the Series C Preferred Stock, which we refer to as the Tier 1 Dividend Threshold. The Tier 1 Dividend Threshold is subject to reduction, beginning with the dividend period commencing on January 1, 2014, by 10% for each 1% increase in the Bank’s QSBL over the baseline level.

If, however the Company fails to declare and pay dividends on the Series C Preferred Stock in a given quarter, then during such quarter and for the next three quarters following such missed dividend payment the Company may not pay dividends on or repurchase any common stock or any other securities that are junior to (or in parity with) the Series C Preferred Stock, except that dividends may be paid on parity stock to the extent necessary to avoid any material breach of a covenant by which the Company is bound.

When dividends have not been declared and paid in full for an aggregate of four dividend periods or more, and if during such time we were not subject to a regulatory determination that prohibited the declaration and payment of dividends, we must deliver, within 5 calendar days of each missed payment, to the holders of the Series C Preferred Stock a certificate executed by at least a majority of the board of directors stating that the board used its best efforts to declare and pay such dividends in a manner consistent with (i) safe and sound banking practices and (ii) the directors’ fiduciary obligations.  In addition, when dividends have not been declared and paid in full for an aggregate of five or six dividend periods or more, the holders of the Series C Preferred Stock obtain certain voting rights described under the caption “Series C Preferred Stock — Voting Rights.”

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the Series C Preferred Stock will not be entitled to participate in any such dividend.

Conversion Rights.  Holders of the Series C Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Redemption.  We may, at our option, subject to the approval of the Federal Reserve, redeem in whole or in part, at any time and from time to time, the Series C Preferred Stock out of the funds legally available therefor, subject to notice as described below.  Moreover, if there is a change in law after August 25, 2011 that modifies the terms of the U.S. Treasury’s investment in the Series C Preferred Stock or the terms of the SBLF in a materially adverse respect for the Company, we may, after consultation with the Federal Reserve, redeem all of the shares of the Series C Preferred Stock outstanding at the time.

In any redemption, the redemption price will be an amount equal to the sum of the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption and the pro rata amount of the lending fee for the current dividend period.  The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions.  Holders of shares of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

If we seek to redeem fewer than all of the outstanding shares of Series C Preferred Stock, we will select the shares we will redeem either pro rata from the holders of record of shares of Series C Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.  However, in any event the shares to be redeemed shall not be less than: (i) the amount equal to 25% of the aggregate liquidation amount of Series C Preferred Stock issued on the original issue date or (ii) all of the outstanding Series C Preferred Stock, if the aggregate liquidation preference of the outstanding Series C Preferred Stock is less than the amount set forth in the preceding clause (i).

We will mail notice of any redemption of Series C Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C Preferred Stock to be redeemed at their respective last addresses appearing on our books.  This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, but failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C Preferred Stock designated for redemption will not affect the redemption of any other Series C Preferred Stock.  Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series C Preferred Stock we will redeem (and, if less than all shares of Series C Preferred Stock held by the applicable holder, the number of shares we will redeem from the holder).

Shares of Series C Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights.  If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment.

Holders of the Series C Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series C Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders.  If the total liquidation amount per share of Series C Preferred Stock has been paid in full to all holders of Series C Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or lease of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, including a merger or consolidation in which the holders of the Series C Preferred Stock receive cash, securities or other property for their shares, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights.  Except as indicated below or otherwise required by law, the holders of Series C Preferred Stock will not have any voting rights.

If the dividends on the Series C Preferred Stock have not been paid for an aggregate of five dividend periods or more, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and, in this respect, must give such representative copies of all notices, minutes, consents, and other materials that we provided to our directors in connection with such meetings.  The holders of the Series C Preferred Stock are not obligated to select such a representative, nor is such representative, if selected, obligated to attend any meeting to which he or she is invited.  The rights of the holders of the Series C Preferred Stock to appoint an observer will terminate when full dividends have been timely paid on the Series C Preferred Stock for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series C Preferred Stock for five or more dividend periods.

If the dividends on the Series C Preferred Stock have not been paid for an aggregate of six dividend periods or more, whether or not consecutive, and the aggregate liquidation preference of the then-outstanding shares of the Series C Preferred Stock is at least $25,000,000, our authorized number of directors will be automatically increased by two and the holders of the Series C Preferred Stock, voting as a single class, have the right, but not the obligation, to elect two preferred stock directors to fill the newly created directorships at the Company’s next annual meeting of stockholders and at each subsequent annual meeting until full dividends have been paid on the Series C Preferred Stock for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series C Preferred Stock for six or more dividend periods.

It will be a qualification for election of any preferred stock director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series C Preferred Stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series C Preferred Stock had been entitled to elect.  The holders of a majority of shares of Series C Preferred Stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series C Preferred Stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director.  If the office of a preferred stock director becomes vacant for any other reason, the holders of a majority of the shares Series C Preferred Stock, voting as a class, may choose a successor to fill such vacancy for the remainder of the unexpired term.

So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our articles of incorporation, the written consent of (i) the U.S. Treasury if the U.S. Treasury holds any shares of the Series C Preferred Stock, or (ii) the holders of a majority of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class, if the U.S. Treasury does not hold any shares of Series C Preferred Stock, shall be necessary for effecting or validating:

•                  any amendment or alteration of the certificate of designation for the Series C Preferred Stock or the articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company;

•                  any amendment, alteration or repeal of any provision of the certificate of designation for the Series C Preferred Stock or the articles of incorporation (including, unless no vote on such merger or consolidation is required, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock;

•                  any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Series C Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series C Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole, provided that in all cases, our obligations are assumed by the resulting entity or its ultimate parent;

•                  any sale of all, substantially all, or any material portion of, the assets of the Company, if the Series C Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•                  any consummation of a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of the Series C Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Company or the acquiror.  Any such holding company preferred stock shall have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (i) any increase in the amount of our authorized shares of preferred stock, and (ii) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and will not require the vote or consent of, the holders of the Series C Preferred Stock.

Holders of the Series C Preferred Stock will each be entitled one vote for each $1,000 of liquidation preference to which such holder’s shares of Series C Preferred Stock are entitled.

No vote or consent of the holders of the Series C Preferred Stock is required if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect the redemption.

A “Holding Company Transaction” means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of First Busey representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate First Busey for purposes of generally accepted accounting principles, or (b) any consolidation or merger of First Busey or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), First Busey or the acquiror is or becomes a bank holding company or savings and loan holding company.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below, and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•                  the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•                  any limit on the aggregate principal amount of the debt securities;

•                  if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•                  the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•                  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•                  the place or places where the principal of and interest on the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

•                  whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•                  if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•                  any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•                  whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•                  the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000.00 and any integral multiple thereof;

•                  whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•                  if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•                  whether the debt securities may be issuable in tranches;

•                  the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments or any other provisions relative to such obligation), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•                  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•                  if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•                  any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

•                  any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•                  if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•                  whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•                  whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•                  whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

•                  whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•                  the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•                  any restrictions, conditions or requirements for transfer of the debt securities; and

•                  any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000.00 and in integral multiples of $1,000.00, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture.  We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•                  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•                  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•                  we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term “wholly-owned subsidiary” means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•                  a change in the stated maturity date of any payment of principal or interest;

•                  a reduction in the principal amount of, or interest on, any debt securities;

•                  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•                  a change in the currency in which any payment on the debt securities is payable;

•                  an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•                  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•                  waive compliance by us with certain restrictive provisions of the indenture; and

•                  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:

•                  to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;

•                  to add additional events of default for the protection of the holders of debt securities;

•                  to add covenants for the protection of the holders of debt securities; and

•                  to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•                  failure to pay interest on any debt security for 30 days after the payment is due;

•                  failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•                  failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•                  certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•                  conducting any proceeding for any remedy available to the trustee; or

•                  exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•                  the holder has previously given the trustee written notice of a continuing event of default;

•                  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•                  the trustee has not started such proceeding within 60 days after receiving the request; and

•                  no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•                  we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•                  we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•                  all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the trustee under the indenture, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•                  to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

•                  to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•                  we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•                  we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for: (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise); (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions; (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and (iv) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, is applicable.

The Trustee

General.  We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee.  If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture.  Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities.  The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Certain Relationships in the Ordinary Course.  From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue.  Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities.  Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any.  The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

•                  the title and aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the title, amount and terms of the securities purchasable upon exercise of the warrants;

•                  the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•                  the date, if any, on and after which the warrants and the related securities will be separately transferable;

•                  the price at which the related securities may be purchased upon exercise of the warrants;

•                  the exercise period for the warrants;

•                  the minimum or maximum number of warrants which may be exercised at any one time;

•                  any applicable anti-dilution, redemption or call provisions;

•                  any applicable book-entry provisions; and

•                  any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

In connection with the sale of the Series T Preferred Stock to the U.S. Treasury, we also issued to the U.S. Treasury a warrant to purchase shares of our common stock, which we refer to herein as the TARP Warrant.  On November 23, 2011, the U.S. Treasury sold the TARP Warrant in a private transaction.  The TARP Warrant provides the holder thereof an option to purchase up to 573,833 shares of our common stock.  The TARP Warrant has a 10-year term and is currently exercisable, with an exercise price, subject to anti-dilution adjustments, equal to $13.07 per share.  We may engage in negotiations from time to time to redeem the TARP Warrant.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus.  The following description is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights.  The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.  See “Where You Can Find Additional Information” for information on how to obtain copies.

Subscription rights may be issued independently or together with any other security and may or may not be transferable.  As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering.  If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement.  The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and applicable U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price.  The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period.  If we determine to issue subscription rights, we will accompany this prospectus with the applicable prospectus supplement that will describe, among other things:

•                  the record date for stockholders entitled to receive the subscription rights;

•                  the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•                  the exercise price of the subscription rights;

•                  whether the subscription rights are transferable;

•                  the period during which the subscription rights may be exercised and when they will expire;

•                  the steps required to exercise the subscription rights;

•                  whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•                  whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

After the close of business on the expiration date, all unexercised subscription rights will become void.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

•                  the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•                  a description of the terms of any unit agreement governing the units; and

•                  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts.  This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock.  A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.  The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement.  If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock.  If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary.  We will name the depositary in the applicable prospectus supplement.  Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share.  Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date.  The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution.  In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary.  The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock.  Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed.  If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption.  Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock.  Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares.  If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time.  However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding.  A deposit agreement may be terminated by us or the depositary only if:

•                  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•                  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock.  Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us.  We may also remove the depositary at any time.  Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale.  The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.  In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above.  This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time.  We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf.  If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis.  If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement.  In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents.  Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters.  We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.  If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short-covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These activities may stabilize, maintain or otherwise affect the market price of the securities.  As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market.  These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.  These transactions, if commenced, may be discontinued by the underwriters at any time.

The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities.  Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.  In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates.  These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These statements, which are based on certain assumptions and estimates and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim” and similar expressions.  These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors.  Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in our periodic and current reports filed with the SEC.  These factors include, but are not limited to, the following:

•                  the strength of the local and national economy;

•                  the economic impact of any future terrorist threats or attacks;

•                  changes in state and federal laws, regulations and governmental policies concerning our general business (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III);

•                  changes in interest rates and prepayment rates of our assets;

•                  increased competition in the financial services sector and the inability to attract new customers;

•                  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

•                  the loss of key executives or employees;

•                  changes in consumer spending;

•                  unexpected results of acquisitions;

•                  unexpected outcomes of existing or new litigation involving us;

•                  changes in accounting policies and practices;

•                  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

•                  other factors and risks described under the “RISK FACTORS” section of the applicable prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and elsewhere in our periodic and current reports filed with the SEC.

Because of those risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements.  In addition, our past results of operations are not necessarily indicative of our future results.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made.  We are not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC.  This permits us to disclose important information to you by referring to these separately filed documents.  The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus.  This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading “Where You Can Find Additional Information.”  The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus is considered to be part of this prospectus:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 11, 2014, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 15, 2014 that are incorporated therein;

•                  our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2014, filed with the SEC on May 8, 2014; and (ii) June 30, 2014, filed with the SEC on August 7, 2014;

•                  our Current Reports on Form 8-K filed with the SEC on January 2, 2014, January 13, 2014, April 8, 2014, April 9, 2014, May 23, 2014, May 27, 2014, July 8, 2014, September 16, 2014 and October 7, 2014;

•                  the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 1990 (File No. 000-15950), and all amendments or reports filed for the purpose of updating such description; and

•                  any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document prior to the termination of the offering of the securities covered by this prospectus, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us.  Requests for such materials should be directed to:

First Busey Corporation

Attention: Corporate Secretary

100 W. University Ave.

Champaign, Illinois 61820

Telephone number: (217) 365-4500

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our special counsel in the State of Nevada, Lewis Roca Rothgerber LLP, and/or our special counsel in the State of New York, Barack Ferrazzano Kirschbaum & Nagelberg LLP, as applicable.  If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and the effectiveness of First Busey Corporation’s internal control over financial reporting as of December 31, 2013, have been incorporated in this prospectus by reference to First Busey’s Annual Report on Form 10-K for the year ended December 31, 2013 in reliance on the report of McGladrey LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered.  We will pay all of these expenses.

Approximate Amount
SEC Registration Fee	$—
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Transfer Agent and Registrar Fees	*
Printing and Mailing Fees	*
Miscellaneous	*
Total	$ *

* These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.  Indemnification of Directors and Officers.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes Annotated, or the Nevada RSA, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada RSA empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada RSA further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Section 78.751 of the Nevada RSA provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the Nevada RSA further provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.  Section 78.752 of the Nevada RSA empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the authority to indemnify such person against such liabilities under Section 78.7502.

Article Tenth of our amended and restated articles of incorporation, as amended, provides that no director or officer shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for: (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Section 78.300 of the Nevada RSA.

Our amended and restated by-laws provide that we shall have the power to indemnify and hold harmless any current or former director or officer of the Company to the fullest extent legally permissible under the Nevada RSA from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.  Consistent with the power conferred to corporations under Section 78.751 of the Nevada RSA, our by-laws further provide that our board of directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1

Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv) the Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series C, dated August 25, 2011 (filed as Exhibit 3.1 to First Busey’s Registration Statement on Form S-3, filed with the SEC on September 30, 2011 (Commission File No. 333-177104), and incorporated herein by reference).

3.2

Certificate of Designation for Fixed Rate Cumulative Perpetual Preferred Stock, Series T, as filed with the Secretary of State of the State of Nevada on March 4, 2009 (filed as Exhibit 3.1 to First Busey’s Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

3.3

Certificate of Designation for Convertible Cumulative Preferred Stock, Series A (filed as Exhibit 3.1 to First Busey’s Form 8-K dated and filed with the Commission on October 27, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

3.4

Certificate of Designation for Convertible Cumulative Preferred Stock, Series B (filed as Exhibit 3.1 to First Busey’s Form 8-K dated December 28, 2010, filed with the Commission on December 29, 2010 (Commission File No. 0-15950), and incorporated herein by reference).

3.5

First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey’s Form 8-K dated November 18, 2008, filed with the SEC on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1*	Form of certificate of designations for issuance of preferred stock, $0.001 par value per share.

4.2

Form of Stock Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series C (filed as Exhibit 4.1 to First Busey’s Form 8-K dated August 25, 2011, filed with the SEC on August 25, 2011 (Commission File No. 0-15950), and incorporated herein by reference).

4.3	Form of indenture.

4.4*	Form of senior debt security.

4.5*	Form of subordinated debt security.

4.6*	Form of debt warrant agreement (including debt warrant certificate).

4.7*	Form of preferred stock warrant agreement (including preferred stock warrant certificate).

4.8*	Form of common stock warrant agreement (including common stock warrant certificate).

4.9*	Form of subscription certificate.

4.10*	Form of subscription agent agreement.

Exhibit Number	Description

4.11*	Form of unit agreement (including unit certificate).

4.12*	Form of depositary agreement (including depositary receipt).

4.13*	Form of common stock certificate.

4.14*	Form of preferred stock certificate.

4.15

Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey’s Form 8-K dated March 4, 2009, filed with the SEC on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	Opinion of Lewis Roca Rothgerber LLP (including consent).

5.2	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

12.1	Computation of ratios of earnings to fixed charges and preferred stock dividends for six-month period ended June 30, 2014 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009.

23.1	Consent of McGladrey LLP.

23.2	Consent of Lewis Roca Rothgerber LLP (included in Exhibit 5.1).

23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.2).

24.1	Power of attorney (included in the signature page to the registration statement).

25.1*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of the trustee under the senior indenture and subordinated indenture.

*                 To be filed by amendment or by report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i)                                     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on October 17, 2014.

FIRST BUSEY CORPORATION

By:	/s/ Van A. Dukeman
Van A. Dukeman
President and Chief Executive Officer

By:	/s/ Robin N. Elliott
Robin N. Elliott
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.  Each person whose signature appears below hereby authorizes each of Van A. Dukeman and Robin N. Elliott, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate, and appoints each of Van A. Dukeman and Robin N. Elliott, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Van A. Dukeman	Director; President and Chief Executive Officer (principal executive officer)	October 17, 2014
Van A. Dukeman

/s/ Robin N. Elliott	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	October 17, 2014
Robin N. Elliott

/s/ Gregory B. Lykins	Chairman	October 17, 2014
Gregory B. Lykins

/s/ Joseph M. Ambrose	Director	October 17, 2014
Joseph M. Ambrose

/s/ David J. Downey	Director	October 17, 2014
David J. Downey

/s/ Stephen V. King	Director	October 17, 2014
Stephen V. King

/s/ E. Phillips Knox	Director	October 17, 2014
E. Phillips Knox

/s/ V.B. Leister, Jr.	Director	October 17, 2014
V.B. Leister, Jr.

/s/ August C. Meyer, Jr.	Director	October 17, 2014
August C. Meyer, Jr.

/s/ George T. Shapland	Director	October 17, 2014
George T. Shapland

/s/ Thomas G. Sloan	Director	October 17, 2014
Thomas G. Sloan

/s/ Jon D. Stewart	Director	October 17, 2014
Jon D. Stewart

/s/ Phyllis M. Wise	Director	October 17, 2014
Phyllis M. Wise

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1

Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv) the Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series C, dated August 25, 2011 (filed as Exhibit 3.1 to First Busey’s Registration Statement on Form S-3, filed with the SEC on September 30, 2011 (Commission File No. 333-177104), and incorporated herein by reference).

3.2

Certificate of Designation for Fixed Rate Cumulative Perpetual Preferred Stock, Series T, as filed with the Secretary of State of the State of Nevada on March 4, 2009 (filed as Exhibit 3.1 to First Busey’s Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

3.3

Certificate of Designation for Convertible Cumulative Preferred Stock, Series A (filed as Exhibit 3.1 to First Busey’s Form 8-K dated and filed with the Commission on October 27, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

3.4

Certificate of Designation for Convertible Cumulative Preferred Stock, Series B (filed as Exhibit 3.1 to First Busey’s Form 8-K dated December 28, 2010, filed with the Commission on December 29, 2010 (Commission File No. 0-15950), and incorporated herein by reference).

3.5

First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey’s Form 8-K dated November 18, 2008, filed with the SEC on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1*	Form of certificate of designations for issuance of preferred stock, $0.001 par value per share.

4.2

Form of Stock Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series C (filed as Exhibit 4.1 to First Busey’s Form 8-K dated August 25, 2011, filed with the SEC on August 25, 2011 (Commission File No. 0-15950), and incorporated herein by reference).

4.3	Form of indenture.

4.4*	Form of senior debt security.

4.5*	Form of subordinated debt security.

4.6*	Form of debt warrant agreement (including debt warrant certificate).

4.7*	Form of preferred stock warrant agreement (including preferred stock warrant certificate).

4.8*	Form of common stock warrant agreement (including common stock warrant certificate).

4.9*	Form of subscription certificate.

4.10*	Form of subscription agent agreement.

4.11*	Form of unit agreement (including unit certificate).

Exhibit Number	Description

4.12*	Form of depositary agreement (including depositary receipt).

4.13*	Form of common stock certificate.

4.14*	Form of preferred stock certificate.

4.15

Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey’s Form 8-K dated March 4, 2009, filed with the SEC on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	Opinion of Lewis Roca Rothgerber LLP (including consent).

5.2	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

12.1	Computation of ratios of earnings to fixed charges and preferred stock dividends for six-month period ended June 30, 2014 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009.

23.1	Consent of McGladrey LLP.

23.2	Consent of Lewis Roca Rothgerber LLP (included in Exhibit 5.1).

23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.2).

24.1	Power of attorney (included in the signature page to the registration statement).

25.1*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of the trustee under the senior indenture and subordinated indenture.

*                 To be filed by amendment or by report filed under the Exchange Act and incorporated herein by reference.